                                                                 EXHIBIT 10.1.10

                                    ORMAT(R) [ORMAT LOGO OMITTED]

                             GUARANTEE FEE AGREEMENT

                                     BETWEEN

                         Ormat Technologies, Inc. (OTI)

                                       and

                           Ormat Industries Ltd. (OIL)

Effective as of January 1, 1999

At OTI's request OIL has agreed to issue certain Standby letters of Credit on behalf of OTI, as well as guarantees in forms acceptable to the end customers.

o    A fee on Standby Letters of Credit and on corporate guarantees will be calculated each quarter at a rate of 1% (one percent) per annum, on all amounts effective during that quarter.

o    All out of pocket expenses will be billed at cost.

The billing will be issued at the end of each quarter for the current quarter and due upon receipt.

This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings and discussions between them with respect to such subject matter.

/s/ Indecipherable                         /s/ Yehudit Bronicki
-------------------------------------     --------------------------------------
Ormat Industries Ltd.                     Ormat Technologies Inc.

ORMAT INDUSTRIES LTD

NEW INDUSTRIAL AREA, P.O.B. 68 YAVNE 81100, ISRAEL  o  TELEPHONE 972-8-9433777
  o  FACSIMILE 972-8-9439901